UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	99-1116001
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

BlackRock Finance, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	32-0174431
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
3.750% Notes due 2035	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-286025 and 333-286025-01

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 3.750% Notes due 2035 (“Debt Securities”) of BlackRock, Inc., a Delaware corporation (the “Company”). The Debt Securities are fully and unconditionally guaranteed on a senior unsecured basis by BlackRock Finance, Inc., a Delaware corporation and wholly owned subsidiary of the Company (together with the Company, the “Registrants”). For a description of the securities to be registered hereunder, reference is made to: (i)  the information under the heading “Description of Debt Securities” of the Prospectus, dated March 21, 2025, included in the Registrants’ Registration Statement on Form S-3 (File Nos. 333-286025 and 333-286025-01) under the Securities Act of 1933, as amended (the “Securities Act”), which became automatically effective upon filing with the Securities Exchange Commission (the “SEC”) on March 21, 2025; and (ii) the information set forth under the heading “Description of the Notes” in the Registrants’ Prospectus Supplement, dated March 25, 2025, as filed with the SEC on March  27, 2025, pursuant to Rule 424(b) the Securities Act, each of which is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of April 3, 2025, among BlackRock, Inc., as issuer, BlackRock Finance, Inc., as guarantor, and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 3, 2025).

4.2	First Supplemental Indenture, dated April 3, 2025, among BlackRock, Inc., as issuer, BlackRock Finance, Inc., as guarantor, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon, London Branch, as paying agent (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2025).

4.3	Form of Note for the 3.750% Notes due 2035 (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2025).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2025

BlackRock, Inc.
(Registrant)

By:	/s/ R. Andrew Dickson III
Name:	R. Andrew Dickson III
Title	Managing Director and Corporate Secretary

BlackRock Finance, Inc.
(Registrant)

By:	/s/ R. Andrew Dickson III
Name:	R. Andrew Dickson III
Title	Managing Director and Corporate Secretary